EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the two Registration Statements on Form S-8 (No 333-163431 and No 333-171778) of Hallador Energy Company, of our report dated March 3, 2011, on the consolidated financial statements of Hallador Energy Company which appears in this Form 10-K for the year ended December 31, 2010.

                                 /S/Ehrhardt Keefe Steiner & Hottman PC

March 3, 2011
Denver, Colorado